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                                                                 EXHIBIT (a)(11)

                         PILGRIM VARIABLE PRODUCTS TRUST

                        FORM OF CERTIFICATE OF AMENDMENT
                          ABOLITION OF SERIES OF SHARES
                             OF BENEFICIAL INTEREST

      The undersigned, being a majority of the Trustees of Pilgrim Variable Products Trust, a Massachusetts business trust (the "Trust"), acting pursuant to
Section 5.11(f) and Section 8.2 of the Trust's Declaration of Trust, dated December 17, 1993, as amended, hereby abolish the Pilgrim VP Worldwide Growth Portfolio, and the establishment and designation thereof, there being no shares of such series currently outstanding.

Dated:                       , 2001
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Paul S. Doherty                              Alan L. Gosule


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Walter H. May                                Thomas J. McInerney


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Jock S. Patton                               David W. C. Putnam


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Blaine E. Rieke                              John G. Turner


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Richard A. Wedemeyer